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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-18063, 333-47481, 333-32551, 333-47545, 333-84593, 333-77835, 333-35046,
333-43374, 333-43582 and 333-47868 on Form S-8 and Nos. 333- 46557 and
333-44003 on Form S-3 of our report dated February 2, 2001 relating to the consolidated financial statements of Innoveda, Inc. (which expresses an unqualified opinion and includes an explanatory paragraph referring to the bases of presentation discussed in Note 1 to the consolidated financial statements), appearing in this Annual Report on Form 10-K of Innoveda, Inc. for the year ended December 30, 2000.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 30, 2001


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